UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

LAKE AREA CORN PROCESSORS, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34 P.O. Box 100 Wentworth, South Dakota 57075
(Address of principal executive offices)

(605) 483-2676
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communicaitons pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2011, Dakota Ethanol, L.L.C., the wholly owned subsidiary of Lake Area Corn Processors, LLC, executed amended loan agreements with its primary lender, First National Bank of Omaha. Specifically, we executed: (i) the Second Amendment of First Amended and Restated Construction Loan Agreement (the "Loan Agreement Amendment"); (ii) the First Amended and Restated Revolving Promissory Note (Short-Term Revolving Loan); (iii) the First Amended and Restated Promissory Note (Long-Term Revolving Loan); and (iv) the First Amended and Restated Security Agreement.

The amendments to our loan agreements made several changes to our existing loans. Pursuant to the loan agreement amendments, we agreed to increase our working capital financial covenant from $2.5 million to $4.8 million. Following the amendments, interest will accrue on the short-term and long-term revolving loans at a rate of 3.5% above the one month London Interbank Offered Rate (LIBOR), adjusted monthly. These loans are subject to a minimum annual interest rate of 4%. We agreed to pay a fee of 0.4% on the unused portion of the short-term and long-term revolving loans on a quarterly basis. In addition, the terms of the short-term revolving loan and long-term revolving loan were amended as described below.

Short-Term Revolving Loan

Following the amendments, the face amount of our short-term revolving loan increased from $5 million to $10 million. However, this maximum loan amount is limited by a borrowing base calculation included in the Loan Agreement Amendment. The borrowing base is calculated based on a percentage of our inventory and accounts receivable less certain accounts payable and letters of credit that we may have outstanding from time to time. The borrowing base calculation is included in the Loan Agreement Amendment. The maturity date of our short-term revolving loan was extended to May 1, 2012.

Long-Term Revolving Loan

The long-term revolving loan has an initial maximum amount of $5 million. However, we agreed that the total maximum amount of the long-term revolving loan will decrease by $500,000 each year until maturity. Therefore, on May 1, 2012, the maximum amount of the long-term revolving loan will decrease to $4.5 million and on May 1, 2013 will decrease to $4 million. If we have any amount outstanding on the long-term revolving loan in excess of the maximum amount, we agreed to repay such excess. The maturity date of our long-term revolving loan was extended to May 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Date:	June 7, 2011	/s/ Robbi Buchholtz
Robbi Buchholtz, Chief Financial Officer